SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 6, 2004

                               PHARMOS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

           Nevada                     0-11550                   36-3207413
(States or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)             file Number)             Identification No.)

           99 Wood Avenue South, Suite 311, Iselin, NJ    08830
             (Address of Principal Executive Offices)   (Zip Code)

        Registrants' telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.

      On September 6, 2004, Pharmos Corporation entered into Retention Award Agreements with each of Dr. Haim Aviv, Chairman and Chief Executive Officer, and Gad Riesenfeld, President and Chief Operating Officer. To induce each of these executive officers to continue providing services to the Company for at least three years from June 30, 2004, the dates the awards were originally approved by the Compensation Committee of the Board of Directors, the Company agreed to grant retention awards of $300,000 cash and, subject to approval by the Israeli tax authorities, 379,747 restricted stock units to Dr. Aviv and $200,000 cash and 253,165 shares of restricted stock to Dr. Riesenfeld (the "Awards"). One half of the Awards shall vest or are scheduled to vest and become non-forfeitable on December 31, 2005, and the balance shall vest and become non-forfeitable on June 30, 2007, subject to certain accelerated vesting provisions. The shares of restricted stock issued to Dr. Riesenfeld will be held by the Company in escrow.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Retention Award Agreement, dated as of September 6, 2004, by and between Pharmos Corporation and Dr. Haim Aviv.

10.2 Retention Award Agreement, dated as of September 6, 2004, by and between Pharmos Corporation and Gad Riesenfeld.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of September, 2004.

                               PHARMOS CORPORATION

                               By:    /s/ James A. Meer
                                      ------------------------------------------
                               Name:  James A. Meer
                               Title: Vice President and Chief Financial Officer